SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Check the appropriate box:

☐   Preliminary proxy statement
☐   Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))
☒   Definitive proxy statement
☐   Definitive additional materials
☐   Soliciting material under Rule 14a-12
Palm, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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PALM, INC.
950 W. Maude Avenue
Sunnyvale, California 94085
(408) 617-7000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 29, 2005
To the Stockholders of Palm, Inc.:
      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Palm, Inc., a Delaware corporation, will be held on September 29, 2005 at 8:00 a.m., local time, at 950 W. Maude Avenue, Sunnyvale, California 94085, for the following purposes:

1. To elect three Class III directors to Palm’s board of directors to hold office for a three-year term;

2. To ratify the appointment of Deloitte & Touche LLP as Palm’s independent public auditors for the fiscal year ending June 2, 2006; and

3. To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.
      These items are described more fully in the proxy statement attached to this notice. Please give your careful attention to all of the information in the proxy statement.
      The board of directors of Palm has fixed the close of business on August 1, 2005 as the record date for determining which Palm stockholders of record are entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. Only holders of record of shares of Palm common stock on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting.
      Your vote is important. Even if you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy or voting instruction card or, if available, follow the instructions for telephone or Internet voting to ensure that your shares will be represented at the annual meeting if for any reason you are unable to attend. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

Mary E. Doyle
Secretary
August 15, 2005
Sunnyvale, California

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 29, 2005
THE PALM ANNUAL MEETING OF STOCKHOLDERS
General Information
Votes Required
Security Ownership of Certain Beneficial Owners and Management
PROPOSAL NO. 1 ELECTION OF THREE CLASS III DIRECTORS
Vote Required
Nominees and Other Directors
Board and Committee Meetings
Consideration of Director Nominees
Stockholder Communications with the Board of Directors
Compensation of Directors
Compensation Committee Interlocks and Insider Participation
Code of Ethics
Section 16(a) Beneficial Ownership Reporting Compliance
Vote Required
Recommendation of the Palm Board of Directors
PROPOSAL NO. 2 RATIFICATION OF DELOITTE & TOUCHE LLP
Vote Required
Recommendation of the Palm Board of Directors
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER MATTERS
Executive Compensation
Grants of Stock Options
Exercises of Stock Options
Employment, Severance and Change of Control Agreements
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT AND RELATED FEES
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
Summary of Compensation Practices for Executive Officers
Cash Compensation
Equity-Based Compensation
CEO Compensation
COMPARISON OF STOCKHOLDER RETURN
EQUITY COMPENSATION PLANS
Securities Authorized for Issuance under Equity Compensation Plans
DELIVERY OF DOCUMENTS TO PALM STOCKHOLDERS SHARING AN ADDRESS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT PALM ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS AT THE PALM ANNUAL MEETING
VOTING BY INTERNET OR TELEPHONE
Annex

THE PALM ANNUAL MEETING OF STOCKHOLDERS
      The proposals set forth in this proxy statement are being solicited by the board of directors of Palm for use at the annual meeting of stockholders to be held on September 29, 2005 at 8:00 a.m., local time, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at our principal executive offices located at 950 W. Maude Avenue, Sunnyvale, California. Our telephone number is (408) 617-7000.
      This proxy statement, the form of proxy and our 2005 annual report will be mailed on or about August 15, 2005 to stockholders of record at the close of business on August 1, 2005. The annual report is not a part of this proxy statement.
General Information
      Certain Financial Information. Palm’s financial statements and related information are included with the 2005 annual report, which is enclosed with this proxy statement.
      Matters to be Voted On. Palm stockholders are being asked to vote on two matters:

•	to elect Eric A. Benhamou, Edward T. Colligan and D. Scott Mercer as Class III directors to serve until the 2008 annual meeting of stockholders, which proposal can be found beginning on page 5 of this proxy statement; and

•	to ratify the appointment of Deloitte & Touche LLP to serve as Palm’s independent public auditors for the fiscal year ending June 2, 2006, which proposal can be found beginning on page 16 of this proxy statement.
      Voting Securities. Only stockholders of record as of the close of business on August 1, 2005, the record date, will be entitled to vote at the meeting and any adjournment or postponement thereof. As of the record date, there were 49,717,382 shares of Palm’s common stock issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote for each share of common stock held. There is no cumulative voting in the election of directors.
      Solicitation of Proxies. The cost of soliciting proxies will be borne by Palm. In addition to soliciting stockholders by mail and through its regular employees, Palm will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Palm registered in the names of such custodians, nominees and fiduciaries. Palm will reimburse such custodians, nominees and fiduciaries for their reasonable, out-of-pocket costs. Palm may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.
      Voting of Proxies. All shares represented by valid proxies received prior to the meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted “FOR” all nominees, “FOR” all other proposals described herein and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of Palm a written instrument revoking the proxy or a validly executed proxy with a later date, or by attending the meeting and voting in person. If you have instructed a broker or bank to vote your shares by executing a voting instruction card, you must follow the directions received from your broker or bank to change your voting instructions.
      Quorum. The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD FROM” or “ABSTAIN” on a matter, also referred to collectively as votes cast, are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the annual meeting with respect to such matter.
      Adjournments. If sufficient votes to constitute a quorum are not received by the date of the annual meeting of stockholders, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Adjournment would require the affirmative vote of the holders of a majority of the outstanding shares of Palm common stock present in person or represented by proxy at the annual meeting. The persons named as proxies would generally exercise their authority to vote in favor of adjournment.
      Abstentions. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than with respect to the election of directors). Accordingly, abstentions will have the same effect as a vote against a proposal (other than with respect to the election of directors).
      Broker Non-Votes. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Accordingly, broker non-votes will not affect the outcome of the voting on either of the proposals to be voted on at the meeting.
Votes Required
      Proposal No. 1. If a quorum is present, the three nominees for Class III directors receiving the highest number of affirmative votes will be elected as Class III directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other effect under Delaware law.
      Proposal No. 2. If a quorum is present, the affirmative vote of a majority of the votes cast is required to ratify the appointment of Deloitte & Touche LLP as Palm’s independent public auditors for the fiscal year ending June 2, 2006.
Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth certain information, as of June 30, 2005, with respect to the beneficial ownership of Palm’s common stock by (i) each person who is known to Palm to own beneficially more than 5% of Palm’s common stock; (ii) each director and director-nominee of Palm; (iii) the Chief Executive Officer and each other person included in the Summary Compensation Table beginning on page 18 of this proxy statement, referred to in this proxy statement collectively as the named executive officers; and (iv) all current executive officers and directors of Palm as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of Palm’s common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 30, 2005 are deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of the beneficial owner but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Amount and Nature		Percent of
	of Beneficial		Common Stock
Name and Address of Beneficial Owner(1)	Ownership(2)		Outstanding(3)

FMR Corp.
82 Devonshire Street, Boston, MA 02109	6,279,839	(4)	12.7%
AXA Financial, Inc.
1290 Avenue of the Americas, New York, NY 10104	5,525,789	(5)	11.2%
Fred Alger Management
111 Fifth Avenue, New York, NY 10003	3,753,181	(6)	7.6%
Mark Nelson & Dana Johnson
1481 Sage Canyon Road, St. Helena, CA 94574	3,251,798	(7)	6.6%
Celeste S. Baranski	113,558	(8)	*
Eric A. Benhamou	238,604	(9)	*
R. Todd Bradley	340,544	(10)	*
Gordon A. Campbell	23,031	(11)	*
Gareth C.C. Chang	19,615	(12)	*
Edward T. Colligan	479,665	(13)	*
Jean-Jacques Damlamian	18,160	(14)	*
L. John Doerr	1,350,250	(15)	2.7%
Mary E. Doyle	38,118	(16)	*
Donna L. Dubinsky	1,483,911	(17)	3.0%
Bruce W. Dunlevie	53,841	(18)	*
C. John Hartnett	47,685	(19)	*
Michael Homer	26,267	(20)	*
D. Scott Mercer	0		*
Kenneth R. Wirt	79,549	(21)	*
All current directors and executive officers as a group (17 persons)	6,439,612	(22)	12.8%

*	Less than 1%.

(1)	Unless otherwise noted, the address for the beneficial owners listed in this table is c/o Palm, Inc., 950 W. Maude Avenue, Sunnyvale, California 94085.
(2)	To Palm’s knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.
(3)	Based on 49,530,207 shares of Palm’s common stock issued and outstanding as of June 30, 2005.
(4)	Based on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 14, 2005, including sole voting power with respect to 1,674 shares, shared voting power with respect to none of the shares, sole investment power with respect to 6,279,839 shares and shared investment power with respect to none of the shares.
(5)	Based on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 10, 2005, including sole voting power with respect to 4,101,020 shares, shared voting power with respect to 788,575 shares, sole investment power with respect to 5,524,644 shares and shared investment power with respect to 1,145 of the shares.
(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004, including sole voting and investment power with respect to 3,753,181 of the shares and shared voting and investment power with respect to none of the shares.
(7)	Based on a Schedule 13D/ A filed with the Securities and Exchange Commission on April 12, 2004, including sole voting and investment power with respect to 3,251,798 shares and shared voting and investment power with respect to none of the shares.

(8)	Includes 101,841 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(9)	Includes 178,135 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.

(10)	Includes 316,706 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(11)	Includes 22,531 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(12)	Includes 19,115 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(13)	Includes 444,598 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(14)	Represents 18,160 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(15)	Represents 1,246,379 shares held by Kleiner Perkins Caufield & Byers VIII, L.P., 72,196 shares held by KPCB VIII Founders Fund, L.P., 1,410 shares held by KPCB Information Sciences Zaibatsu Fund II, L.P., 19,288 shares held by Mr. Doerr and 10,977 shares issuable upon the exercise of options held by Mr. Doerr that are currently exercisable or exercisable within 60 days of June 30, 2005. Mr. Doerr is a general partner of KPCB VIII Associates, L.P., which is a general partner of Kleiner Perkins Caufield & Byers VIII, L.P.
(16)	Includes 37,618 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(17)	Includes 1,473,621 shares held by Ms. Dubinsky and her spouse as trustees under the Shustek-Dubinsky Family Trust Agreement dated August 1, 2004, 290 shares held by Ms. Dubinsky and 10,000 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(18)	Includes 10,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(19)	Includes 36,009 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(20)	Includes 25,087 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(21)	Includes 53,179 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.
(22)	Includes 967,250 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2005.

PROPOSAL NO. 1
ELECTION OF THREE CLASS III DIRECTORS
      The number of directors authorized by Palm’s bylaws, as amended, is currently fixed at ten. Pursuant to resolutions passed by the board of directors, Palm’s bylaws will be amended effective at the time of the annual meeting to reduce the authorized number of directors to eight. Palm’s bylaws, as amended, provide that the directors shall be divided into three classes, with the classes of directors serving for staggered three-year terms. Class III currently has three members, whose terms currently expire as of the date of the 2005 annual meeting. Two of the three current Class III directors, Jean-Jacques Damlamian and L. John Doerr, have not been nominated for reelection at the 2005 annual meeting and will cease to be members of the board of directors effective as of the 2005 annual meeting. As a result, Palm’s board of directors has nominated Edward T. Colligan and D. Scott Mercer, who were appointed to the board of directors during fiscal years 2005 and 2006, respectively, for election by the stockholders at the 2005 annual meeting. Messrs. Colligan and Mercer will resign as Class I and Class II directors, respectively, immediately prior to the 2005 annual meeting, to stand for election as Class III directors.
      A stockholder may not cast votes for more than three nominees. The three Class III directors to be elected at the 2005 annual meeting are to be elected to hold office until the 2008 annual meeting or until their successors have been appointed or elected and qualified.
      Palm’s nominees for election to Class III of the board of directors at the annual meeting are Eric A. Benhamou, Edward T. Colligan and D. Scott Mercer. If a nominee declines to serve or becomes unavailable for any reason (although the board of directors knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as the board of directors may designate.
Vote Required
      If a quorum is present and voting at the annual meeting, the three nominees for Class III directors receiving the highest number of affirmative votes will be elected as Class III directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other effect under Delaware law. For a description of the treatment and effect of abstentions and broker non-votes, see “Abstentions” and “Broker Non-Votes” under “The Palm Annual Meeting of Stockholders” beginning on page 1 of this proxy statement.

Nominees and Other Directors
      The following table sets forth the name and age of each nominee and each director of Palm whose term of office continues after the annual meeting, the principal occupation of each during the past five years and the period during which each has served as a director of Palm. Each nominee is currently serving as a director of Palm.
      Nominees for Election as Class III Directors Serving for a Term Expiring in 2008

	Principal Occupation		Director
Name	During Last Five Years	Age	Since

Eric A. Benhamou	Eric A. Benhamou has served as the Chairman of our board of directors since September 1999 and served as the Chief Executive Officer from November 2001 until October 2003. Since January 2004, Mr. Benhamou has been Chairman and Chief Executive Officer of Benhamou Global Ventures LLC, an investment company specializing in information technology, which he founded. From September 1990 to December 2000, he served as Chief Executive Officer of 3Com Corporation, a provider of voice and data networking products, services and solutions and the parent company of Palm, Inc. prior to its initial public offering. Mr. Benhamou also serves as Chairman of the boards of directors of Cypress Semiconductor Inc. and 3Com Corporation and is a director of RealNetworks, Inc. and Silicon Valley Bank. He serves on the Executive Committee of TechNet and served on the President’s Information Technology Advisory Committee. In addition, he serves on the Stanford University School of Engineering Board of Advisors and as Vice Chairman of the Board of Governors of Ben Gurion University. Mr. Benhamou holds honorary doctoral degrees from Ben Gurion University of the Negev, Widener University, Western University and the University of South Carolina. He holds an M.S. from Stanford University’s School of Engineering and a Diplôme d’Ingénieur from Ecole National Supérieure d’Arts et Métiers, Paris.	49	1999
Edward T. Colligan	Edward T. Colligan has served as one of our directors since May 2005. Mr. Colligan has served as Chief Executive Officer since May 2005 and as President since June 2004. Mr. Colligan served as interim Chief Executive Officer from February 2005 to May 2005. From October 2003 until June 2004, he served as Senior Vice President and General Manager of Palm’s Wireless Business Unit. Prior to joining Palm in October 2003, Mr. Colligan was a co-founder and the President from October 2002 to October 2003 and the Chief Operations Officer from July 2001 to October 2003 of Handspring, Inc., a developer and seller of handheld computers and smartphones. From October 1998 through July 2001, he served as Senior Vice President, Marketing and Sales, of Handspring. Mr. Colligan holds a B.A. in political science from the University of Oregon.	44	2005

	Principal Occupation		Director
Name	During Last Five Years	Age	Since

D. Scott Mercer	D. Scott Mercer has served as one of our directors since June 2005. Since May 2005, Mr. Mercer has served as the interim Chief Executive Officer of Adaptec, Inc., a provider of software storage solutions. Mr. Mercer served as a Senior Vice President and Advisor to the Chief Executive Officer of Western Digital Corporation, a supplier of disk drives to the personal computer and consumer electronics industries, from February 2004 to December 2004. Prior to that, Mr. Mercer was a Senior Vice President and the Chief Financial Officer of Western Digital Corporation from October 2001 to January 2004. From June 2000 to September 2001, Mr. Mercer served as Vice President and Chief Financial Officer of Teralogic, Inc., a supplier of semiconductors and software to the digital television industry. Mr. Mercer is also a director of Conexant Systems, Inc., NetRatings, Inc. and Adaptec, Inc. Mr. Mercer holds a B.S. in accounting from California Polytechnic University, Pomona.	54	2005
      Incumbent Class I Directors Serving for a Term Expiring in 2006

	Principal Occupation		Director
Name	During Last Five Years	Age	Since

Gareth C.C. Chang	Gareth C.C. Chang has served as one of our directors since July 2001. He has been the Chairman and Managing Partner of GC3 & Associates International, LLC, a private investment and consulting company, since June 2001. Mr. Chang is currently a member of the Advisory Council of Nike Inc. and also serves as a director of Agile Software Corp. Mr. Chang holds a B.S. in mathematics and physics from California State University, Fullerton, and an M.B.A. from Pepperdine University. He also holds an honorary doctoral of science degree from California State University, Fullerton, is currently a visiting professor at Tsinghua University in Beijing, China and is serving on the Public Policy Advisory Board of the University of California, Los Angeles.	62	2001
Bruce W. Dunlevie	Bruce W. Dunlevie has served as one of our directors since October 2003. Mr. Dunlevie has been a Managing Member of Benchmark Capital, a venture capital firm, since its founding in May 1995. He served as a director of Handspring, Inc., a developer and seller of handheld computers and smartphones, from October 1998 to October 2003. He is also a director of Rambus, Inc. Mr. Dunlevie holds a B.A. from Rice University and an M.B.A. from the Stanford School of Business.	48	2003

	Principal Occupation		Director
Name	During Last Five Years	Age	Since

Michael Homer	Michael Homer has served as one of our directors since February 2000. Mr. Homer was a founder of and, since November 2000, has been Chairman of Kontiki, Inc., a provider of managed delivery systems for enterprise media and document control, and, from November 2000 until November 2003, he was also Chief Executive Officer. From April 1999 to November 2000, Mr. Homer was a Senior Vice President at America Online, an Internet service provider. Prior to Netscape’s acquisition by America Online, Mr. Homer held various positions at Netscape, a provider of software, services and website resources to businesses and consumers using the Internet, beginning in October 1994, including Executive Vice President, Sales and Marketing and General Manager of Netscape Netcenter. Mr. Homer is also a director of Opsware Inc. Mr. Homer holds a B.S. from the University of California, Berkeley.	47	2000
      Incumbent Class II Directors Serving for a Term Expiring in 2007

	Principal Occupation		Director
Name	During Last Five Years	Age	Since

Gordon A. Campbell	Gordon A. Campbell has served as one of our directors since September 1999. Mr. Campbell was the founder and, since 1993, has been President and Chairman of the board of directors of Techfarm, Inc., a company formed to launch technology-based start-up companies. Mr. Campbell also is a director of Bell Microproducts, Inc. and serves as Chairman of the board of directors of 3D/ Fx Interactive Inc. Mr. Campbell holds a B.S. in physics from the University of Minnesota.	61	1999
Donna L. Dubinsky	Donna L. Dubinsky has served as one of our directors since October 2003. Ms. Dubinsky was a co-founder of and, since March 2005, has been the Chief Executive Officer and Chairman of the board of directors of Numenta, Inc., a developer of computer memory systems. Ms. Dubinsky was a co-founder of Handspring, Inc., a developer and seller of handheld computers and smartphones, where from July 1998 to October 2003 she was the Chief Executive Officer and a director. From July 2002 until September 2002, she also served as the Acting Chief Financial Officer of Handspring, Inc. From July 1992 until July 1998, Ms. Dubinsky served as Chief Executive Officer and was a director of Palm Computing, Inc. Ms. Dubinsky is also a director of Intuit Inc. and Redwood Neuroscience Institute, and a Trustee of the Computer History Museum. She holds a B.A. in history from Yale University and an M.B.A. from the Harvard Graduate School of Business Administration.	50	2003

      Class III Directors Not Standing for Re-election

	Principal Occupation		Director
Name	During Last Five Years	Age	Since

Jean-Jacques Damlamian	Jean-Jacques Damlamian has served as one of our directors since September 2000. Mr. Damlamian currently consults for several companies on various telecom technology matters and has been a Special Advisor to the Chief Executive Officer of France Telecom since May 2004, when he retired from his position as Senior Vice President, Group Technology and Innovation, which he held from January 2003 until his retirement. From January 1996 until January 2003, Mr. Damlamian served as Group Executive Vice President in charge of the Development Branch of France Telecom. Prior to January 1996, Mr. Damlamian served in various executive positions at France Telecom. Mr. Damlamian also serves on the Nominating Committee of the Internet Corporation for Assigned Names and Numbers. Mr. Damlamian graduated from the Ecole Polytechnique and Ecole Nationale Superieure des Telecommunications and he is a member of the Institute of Electrical and Electronics Engineers (IEEE). Mr. Damlamian is a recipient of the French Legion d’Honneur and the Ordre National du Merite.	63	2000
L. John Doerr	L. John Doerr has served as one of our directors since October 2003. He served as a director of Handspring, Inc., a developer and seller of handheld computers and smartphones, from October 1998 to October 2003. He has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since September 1980. Mr. Doerr also is a director of Intuit Inc., Amazon.com, Inc., Google, Inc., Homestore, Inc. and Sun Microsystems, Inc. Mr. Doerr holds a B.S.E.E. and an M.E.E. from Rice University and an M.B.A. from the Harvard Graduate School of Business Administration.	54	2003
Board and Committee Meetings
      During fiscal year 2005, the board of directors held eight meetings. The board of directors has determined that Messrs. Campbell, Chang, Damlamian, Doerr, Dunlevie, Homer and Mercer are “independent” as defined under the Nasdaq marketplace rules. Mr. Benhamou, as Palm’s interim Chief Executive Officer until October 28, 2003, and Ms. Dubinsky, as the former Chief Executive Officer of Handspring (acquired by Palm on October 29, 2003), are not considered “independent” under the Nasdaq marketplace rules. The board of directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The board of directors has adopted written charters for each of the committees, which are available on the Corporate Governance section of our Investor Relations website at http://ir.palm.com.
      During fiscal year 2005, the Audit Committee met ten times. Its current members are Gordon A. Campbell, Bruce W. Dunlevie and D. Scott Mercer. Mr. Mercer is the current chairperson. Susan G. Swenson served on the Audit Committee as its chairperson during fiscal year 2005 and through June 16, 2005. Donna L. Dubinsky served on the Audit Committee during fiscal year 2005 and through July 19, 2005. Mr. Dunlevie joined the Audit Committee on July 20, 2005. The Audit Committee, among other things: oversees Palm’s auditing, accounting, financial reporting and internal control functions; appoints, compensates, retains, oversees, determines the funding for and evaluates Palm’s independent auditors; and monitors the independence of and the audit and non-audit services provided by such independent auditors. The board of directors has determined that Messrs. Campbell, Dunlevie and Mercer are “independent” as defined under the Nasdaq marketplace rules. As discussed above, Ms. Dubinsky is not independent under the Nasdaq marketplace rules, but as permitted as an exceptional and limited circumstance under the Nasdaq requirements, the board of directors carefully considered Ms. Dubinsky’s participation on the Audit Committee as well as her accounting and financial expertise and her knowledge of Palm’s business and industry and determined that it was in the best interests of Palm and its stockholders that she serve as a member of the Audit Committee. The board of directors has also determined that Mr. Mercer is an “audit committee financial expert,” as that term has been defined by the Securities and Exchange Commission. The Audit Committee operated during fiscal year 2005, until April 28, 2005, under a written charter adopted by Palm’s board of directors, a copy of which was attached as Annex E to the proxy statement for Palm’s 2003 Annual Meeting of Stockholders. The Audit Committee and Nominating and Governance Committee periodically review the Audit Committee charter and recommend changes to Palm’s board of directors. On April 28, 2005, the board of directors adopted an amendment and restatement of the Audit Committee charter, a copy of which has been attached to this proxy statement as Annex A. For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors,” which appears on page 26 of this proxy statement.
      During fiscal year 2005, the Compensation Committee met seven times. Its current members are Eric A. Benhamou, Gordon A. Campbell and Bruce W. Dunlevie. Mr. Campbell is the chairperson. Susan G. Swenson served on the Compensation Committee during fiscal year 2005 and through June 16, 2005. Effective as of the Compensation Committee meeting scheduled for September 22, 2005, and in any event prior to the 2005 annual meeting, Messrs. Benhamou and Dunlevie will cease to be members of the Compensation Committee and will be replaced by Michael Homer. The Compensation Committee determines, approves and reports to the board of directors on all elements of compensation for Palm’s executive officers, including salaries, bonuses, stock options, benefits and any other compensation arrangements. The board of directors has determined that Messrs. Campbell, Dunlevie and Homer are “independent” as defined under the Nasdaq marketplace rules. As discussed above, Mr. Benhamou is not independent under the Nasdaq marketplace rules, but as permitted as an exceptional and limited circumstance under the Nasdaq requirements, the board of directors carefully considered Mr. Benhamou’s participation on the Compensation Committee as well as his knowledge of compensation practices in Palm’s geographic market, industry and peer groups and his experience with Palm’s business and industry and determined that it was in the best interests of Palm and its stockholders that he serve as a member of the Compensation Committee. For additional information concerning the Compensation Committee, see “Compensation Committee Interlocks and Insider Participation” and “Report of the Compensation Committee of the Board of Directors on Executive Compensation” which appear on page 14 and page 28, respectively, of this proxy statement.
      During fiscal year 2005, the Nominating and Governance Committee met four times. Its current members are Eric A. Benhamou, Gareth C.C. Chang and Michael Homer. Mr. Chang is the chairperson. Effective after the Nominating and Governance Committee meeting scheduled for September 26, 2005, and in any event prior to the 2005 annual meeting, Mr. Benhamou will cease to be a member of the Nominating and Governance Committee and will not be replaced. The Nominating and Governance Committee focuses on issues relating to the composition and operation of the board of directors and provides assistance to the board of directors in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the board of directors, and review and consideration of developments in corporate governance practices. The board of directors has determined that Messrs. Chang and Homer are “independent” as defined under the Nasdaq marketplace rules. As discussed above, Mr. Benhamou is not independent under the Nasdaq marketplace rules, but as permitted as an exceptional and limited circumstance under the Nasdaq requirements, the board of directors carefully considered Mr. Benhamou’s participation on the Nominating and Governance Committee as well as his knowledge of corporate governance issues and practice and experience on numerous boards of directors, including his history with Palm’s board of directors and business, and determined that it was in the best interests of Palm and its stockholders that he serve as a member of the Nominating and Governance Committee.

      During fiscal year 2005, no directors attended fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of the board of directors held during the period they served as directors and the total number of meetings held by the committees of the board of directors during the period that they served on any such committees.
Consideration of Director Nominees

Stockholder Nominees
      The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on the board of directors as described under “Identifying and Evaluating Nominees for Directors,” which appears below. Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for membership on the board of directors. In addition, they should be submitted within the time frame specified under “Stockholder Proposals to be Presented at the Next Palm Annual Meeting” and “Transaction of Other Business at the Palm Annual Meeting” which appear on page 33 of this proxy statement and addressed to: Palm, Inc., 950 W. Maude Avenue, Sunnyvale, California, 94085, Attn: Corporate Secretary.

Director Qualifications
      In discharging its responsibilities to nominate candidates for election to the board of directors, the Nominating and Governance Committee endeavors to evaluate, propose and approve candidates with substantial business experience, applicable industry expertise and personal skills in business management, technology, finance, marketing, financial reporting or other areas that may be expected to contribute to an effective board of directors. The Nominating and Governance Committee seeks to assure that the board of directors is composed of individuals who are capable of advising Palm’s management on matters related to the current or future business directions of Palm, who represent a broad and diverse range of viewpoints and experience and who have the highest professional and personal ethics consistent with Palm’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors
      The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the board of directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for the board of directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with any nominee who is not proposed by a stockholder.
Stockholder Communications with the Board of Directors
      We believe that management speaks for Palm, but we also recognize that principles of corporate governance increasingly require that stockholders be given direct access to the board of directors. Any stockholder may communicate directly with members of our board of directors by writing to the Chairman of the board of directors at Palm, Inc., 950 W. Maude Avenue, Sunnyvale, CA 94085, Attn: Corporate Secretary.
      Our General Counsel and Corporate Secretary will log and review all such correspondence and regularly (but no less frequently than quarterly) forward to our board of directors a summary of all such correspondence together with copies of any correspondence that, in the opinion of the General Counsel and Corporate Secretary, requires the attention of our board of directors or any of its committees. Any concerns relating to accounting, internal controls or auditing matters will be brought immediately to the attention of the chairperson of our audit committee and handled in accordance with procedures established by our audit committee with respect to such matters. Our directors may at any time review the correspondence log and copies of any or all of the summarized correspondence.
      We encourage each of our directors to attend our annual meeting of stockholders. Seven of our ten directors attended our 2004 annual meeting of stockholders.
Compensation of Directors
      Members of the board of directors who are not employees of Palm or any subsidiary of Palm, referred to as non-employee directors, receive payments (which have been paid quarterly since September 1999) as follows: members of the board of directors receive an annual retainer of $20,000 each and $4,000 for each full-day meeting of the board of directors that they attend, $2,000 for each half-day meeting of the board of directors that they attend and $1,000 for each meeting of the board of directors of three hours or less that they attend; plus reimbursement of travel expenses for travel by members of the board of directors who reside outside of the local area. Additionally, members of the board of directors who serve on the audit committee receive an annual retainer of $15,000 each, members of the board of directors who serve on the compensation committee receive an annual retainer of $10,000 each, and members of the board of directors who serve on the nominating and governance committee receive an annual retainer of $10,000 each. Members of the board of directors who serve on any such standing committee of the board of directors also receive $4,000 for each full-day committee meeting that they attend, $2,000 for each half-day committee meeting that they attend and $1,000 for each committee meeting of three hours or less that they attend, plus reimbursement of travel expenses for travel by members of such standing committees who reside outside of the local area.
      Following the acquisition of Handspring, Inc. by Palm in October of 2003, Ms. Dubinsky, the former Chief Executive Officer of Handspring, became a director of Palm. Palm agreed to pay the costs of COBRA insurance for Ms. Dubinsky for a period of 13 months following consummation of the merger, which, during fiscal year 2005, totaled $6,029.76.
      Non-employee directors are eligible to receive stock options under Palm’s 2001 Stock Option Plan for Non-Employee Directors, as amended, or referred to as the 2001 Director Plan. Pursuant to the terms of the 2001 Director Plan, upon the distribution of all of the shares of PalmSource, Inc. common stock held by Palm to its then stockholders, proportionate adjustments were made to the number and exercise price of shares subject to outstanding options in order to maintain the intrinsic value of the options. In order that Palm can continue to attract and retain outstanding and highly skilled individuals to serve on its board of directors, at the 2003 Annual Meeting, stockholders approved an amendment to the 2001 Director Plan which adjusted the stock option guidelines under which non-employee directors of Palm are entitled to receive option grants under the 2001 Director Plan.
      Under the 2001 Director Plan, each non-employee director who first becomes a non-employee director after October 28, 2003 is automatically granted an option to purchase 28,000 shares of Palm common stock on the date that he or she is first appointed or elected as a non-employee director. Each non-employee director is also automatically granted an option to purchase 14,000 shares of Palm common stock on the date of each annual meeting after October 28, 2003 if he or she is a non-employee director on the date of such annual meeting and has served as such for at least the immediately preceding six months.

      In addition to the initial and/or ongoing grants of options described above, a non-employee director may be eligible to receive automatic grants of options based on his or her service as the chairman of a standing committee of the board of directors (which we will refer to in this proxy statement as a committee chair), a member (whether voting or non-voting) of a standing committee of the board of directors (which we will refer to in this proxy statement as a committee member), and/or the chairman of the board of directors. Each non-employee director who was a committee chair on October 28, 2003 was automatically granted an option to purchase 2,500 shares of Palm common stock on that date. Each non-employee director who first becomes a committee chair after October 28, 2003 is automatically granted an option to purchase 2,500 shares of Palm common stock on the date that he or she is first appointed as a committee chair. Each non-employee director who has received an option to purchase Palm common stock by reason of his or her status as a committee chair is also automatically granted an option to purchase 2,500 shares of Palm common stock on the date of each annual meeting after October 28, 2003 if he or she is a committee chair on the date of such annual meeting and has served in such position for at least the immediately preceding six months. A non-employee director is entitled to more than one option award by reason of his or her status as a committee chair to the extent that, on any grant date, he or she is the chairman of more than one standing committee of the board of directors. In addition, each non-employee director who was a committee member on October 28, 2003 was automatically granted an option to purchase 2,000 shares of Palm common stock on that date. Each non-employee director who first becomes a committee member after October 28, 2003 is automatically granted an option to purchase 2,000 shares of Palm common stock on the date that he or she is first appointed as a committee member. Each non-employee director who has received an option to purchase Palm common stock by reason of his or her status as a committee member is also automatically granted an option to purchase 2,000 shares of Palm common stock on the date of each annual meeting after October 28, 2003 if he or she is a committee member on the date of such annual meeting and has served in such position for at least the immediately preceding six months. A non-employee director will be entitled to more than one option award by reason of his or her status as a committee member to the extent that, on any grant date, he or she is a member of more than one standing committee of the board of directors. However, a non-employee director may not receive an option award by virtue of his or her service on any standing committee with respect to which he or she is entitled to receive an option award by virtue of his or her status as the chairman of that committee. Finally, each non-employee director who is the chairman of the board of directors on the date of an annual meeting will automatically be granted an option to purchase 4,000 shares of Palm common stock on that date. Each option granted under the 2001 Director Plan has a maximum term of ten years and an exercise price equal to the fair market value of the shares subject to the option on the date of grant. Each option award becomes exercisable in three equal annual installments, beginning on the first anniversary of the date of grant, provided that in each case the non-employee director remains a director on those dates. However, if a change of control (as defined in the 2001 Director Plan) occurs and an optionee ceases to be a non-employee director as an immediate and direct consequence of the change of control, his or her outstanding options will become fully vested and exercisable on the date of the change of control. Also, if an optionee terminates his or her service on the board of directors due to his or her death, his or her outstanding options will immediately vest in full.

      During fiscal year 2005, options were granted under the 2001 Director Plan for the following number of shares of Palm common stock and at the exercise prices shown:
2001 Director Plan

	Fiscal Year 2005
Director	Options Granted	Per Share Price

Eric A. Benhamou	22,000	$30.44
Gordon A. Campbell	18,500	30.44
Gareth C.C. Chang	16,500	30.44
Jean-Jacques Damlamian	14,000	30.44
L. John Doerr	14,000	30.44
Donna L. Dubinsky	16,000	30.44
Bruce W. Dunlevie	16,000	30.44
Michael Homer	16,000	30.44
Susan G. Swenson	18,500	30.44
      Non-employee directors are also eligible for discretionary awards under Palm’s 1999 Stock Plan, as amended. During fiscal year 2005, no options to purchase shares of Palm common stock were granted to non-employee directors under the 1999 Stock Plan.
Compensation Committee Interlocks and Insider Participation
      During fiscal year 2005, Gordon A. Campbell, Bruce W. Dunlevie and Susan G. Swenson served as members of the Compensation Committee of Palm’s board of directors, none of whom is or has been an officer or employee of Palm or any of its subsidiaries. In addition, during fiscal year 2005, Eric A. Benhamou, the Chief Executive Officer of Palm until October 2003, served as a member of the Compensation Committee. None of Palm’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on Palm’s board of directors or Compensation Committee. No member of Palm’s board of directors is an executive officer of a company in which one of Palm’s executive officers serves as a member of the board of directors or compensation committee of that company.
      Through October 2004, Mr. Benhamou was the Chairman of the board of directors of PalmSource, Inc., which licenses to Palm the operating system used in its handhelds and smartphones. In December 2001, Palm entered into a software license agreement with PalmSource which was amended and restated in May 2005. The agreement includes a minimum annual royalty and license commitment of $41.0 million, $42.5 million, $35.0 million, $20.0 million and $10.0 million for the contract years ending December 3, 2005, December 3, 2006, December 3, 2007, December 3, 2008 and December 3, 2009, respectively. Under the software license and source code agreement, Palm incurred expenses of $46.9 million during fiscal year 2005. As of the end of fiscal year 2005, Palm had a payable to PalmSource of $11.1 million under the software license agreement.
      In May 2005, Palm acquired PalmSource’s 55 percent share of Palm Trademark Holding Company LLC, which owns the Palm trademark. Palm Trademark Holding Company had been co-owned by the two companies since the October 2003 spin-off of PalmSource from Palm. Palm agreed to pay PalmSource $30 million in installments over 3.5 years for its interest in Palm Trademark Holding Company and has granted PalmSource certain rights to Palm trademarks for PalmSource and its licensees for a four-year transition period.
      Palm has a $30.0 million line of credit from Silicon Valley Bank, under an agreement dating from August 28, 2003, as amended, against which Palm had $9.2 million in letters of credit issued as of the end of fiscal year 2005 to cover leases and other arrangements. Eric A. Benhamou, Chairman of Palm’s board of directors, became a member of Silicon Valley Bank’s board of directors during the third quarter of Palm’s fiscal year 2005.

Code of Ethics
      Palm has adopted a code of ethics for its directors, officers and other employees. A copy of the Palm Worldwide Code of Business Conduct and Ethics is available on the Corporate Governance section of our Investor Relations website at http://ir.palm.com.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires Palm’s executive officers, directors and persons who beneficially own more than 10% of Palm’s common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish Palm with copies of all Section 16(a) forms filed by such persons.
      Based solely on Palm’s review of such forms furnished to Palm and written representations from certain reporting persons, Palm believes that all filing requirements applicable to Palm’s executive officers, directors and persons who beneficially own more than 10% of Palm’s common stock were complied with during fiscal year 2005, with the exceptions noted herein. Neil Scott filed a Form 4 report on June 23, 2004 to report a restricted stock grant received on June 18, 2004, Philippe Morali filed a Form 4 report on June 23, 2004 to report a restricted stock grant received on June 18, 2004, and Donna Dubinsky filed a Form 4 report on March 9, 2005 to report the sale of stock pursuant to a 10b5-1 trading plan on February 23, 2005.
Vote Required
      If a quorum is present and voting at the annual meeting, the three nominees for Class III directors receiving the highest number of affirmative votes will be elected as Class III directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but will have no other effect under Delaware law.
Recommendation of the Palm Board of Directors
      The board of directors unanimously recommends that the stockholders vote “FOR” the election of Eric A. Benhamou, Edward T. Colligan and D. Scott Mercer as Class III directors of the board of directors of Palm.

PROPOSAL NO. 2
RATIFICATION OF DELOITTE & TOUCHE LLP
      The board of directors of Palm has selected Deloitte & Touche LLP as the independent public auditors of Palm for the fiscal year ending June 2, 2006. Deloitte & Touche LLP served in such capacity for fiscal year 2005. A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.
      Palm’s Bylaws do not require that the stockholders ratify the selection of Deloitte & Touche LLP as Palm’s independent registered public accounting firm. However, Palm is submitting the selection of Deloitte & Touche LLP to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. Even if the selection is ratified, the board of directors and the Audit Committee of Palm in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of Palm and its stockholders.
Vote Required
      The affirmative vote of a majority of the votes cast is required for approval of this proposal.
Recommendation of the Palm Board of Directors
      The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as Palm’s independent public auditors for the fiscal year ending June 2, 2006.
EXECUTIVE OFFICERS
      Set forth below is information concerning our current executive officers and their ages.

Name	Age	Position

Edward T. Colligan	44	President and Chief Executive Officer
Celeste S. Baranski	54	Senior Vice President, Engineering
Mark S. Bercow	44	Senior Vice President, Business Development
Andrew J. Brown	45	Senior Vice President and Chief Financial Officer
Mary E. Doyle	53	Senior Vice President, General Counsel and Secretary
C. John Hartnett	42	Senior Vice President, Americas Sales and Customer Services
Jeffrey C. Hawkins	48	Chief Technology Officer
Kenneth R. Wirt	54	Senior Vice President, Worldwide Marketing and Product Marketing
      Edward T. Colligan (See description in Proposal No. 1 above).
      Celeste S. Baranski has served as Senior Vice President, Engineering since June 2004. From October 2003 to June 2004, Ms. Baranski served as Vice President, Engineering. Prior to joining Palm in October 2003, from September 1999 until October 2003, Ms. Baranski was Vice President, Engineering of Handspring, Inc., a developer and seller of handheld computers and smartphones. Ms. Baranski holds a B.S. in electrical engineering and an M.S.E.E., both from Stanford University.
      Mark S. Bercow has served as Senior Vice President, Business Development since March 2005. Prior to joining Palm, from August 2002 to September 2004, Mr. Bercow was Vice President, Intuit Developer Network of Intuit Inc., a provider of business and financial management solutions. From October 2000 to April 2002, he was Vice President, Marketing and Business Development of Atheros Communications, a

developer of semiconductor system solutions for wireless communications products. From March 1996 to October 2000, Mr. Bercow served as Vice President, Strategic Alliances and Platform Development of Palm, Inc. Mr. Bercow holds a B.S. in business administration from California State University, Northridge.
      Andrew J. Brown has served as Chief Financial Officer since December 2004. Prior to joining Palm, from February 2004 to July 2004, Mr. Brown was the Chief Financial Officer of Pillar Data Systems, Inc., a provider of software storage solutions. From October 2000 to October 2003, he served as Chief Financial Officer of Legato Systems, a provider of software storage solutions. From July 1998 to September 2000, he held various financial positions, including most recently as Chief Financial Officer, with Adaptec, Inc., a provider of software storage solutions. Mr. Brown holds a B.A. in accounting from Eastern Illinois University.
      Mary E. Doyle has served as Senior Vice President and General Counsel since April 2003. From April 2003 until October 2003, she served as Assistant Secretary of Palm, and since October 2003 she has served as Secretary. Prior to joining Palm, from July 1996 to December 2002, Ms. Doyle served as General Counsel and Secretary of General Magic, Inc., a voice application service provider. From January 1997 to September 1998, she served as Vice President of Business Affairs and, from September 1998 to December 2002, she served as Senior Vice President of Business Affairs at General Magic. In December 2002, General Magic filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code of 1978, as amended. Ms. Doyle holds a B.A. in biology and economics from the University of California, Santa Cruz, and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.
      C. John Hartnett has served as Senior Vice President, Americas Sales and Customer Services since February 2005. From October 2003 to February 2005, Mr. Hartnett served as Vice President, eCommerce and Accessories. Prior to joining Palm in October 2003, from February 2000 to October 2003, Mr. Hartnett was Executive Vice President, Worldwide Operations, Service, Support and eCommerce of Handspring, Inc., a developer and seller of handheld computers and smartphones. Mr. Hartnett earned a marketing degree through the Marketing Institute of Ireland and a post graduate diploma in finance through the Association of Chartered Certified Accountants. He is also a graduate of the executive management program at Stanford University.
      Jeffrey C. Hawkins has served as the Chief Technology Officer of Palm since October 2003. Prior to joining Palm, from July 1998 until October 2003, he was the Chief Product Officer and Chairman of the board of directors of Handspring, Inc., a developer and seller of handheld computers and smartphones. In March 2005, Mr. Hawkins co-founded Numenta, Inc., a developer of computer memory systems, and, since April 2002, he has served as Chairman and Executive Director of the Redwood Neuroscience Institute, a non-profit scientific research organization. He was a founder of Palm, Inc. and from 1992 to 1998 served as its Product Architect and one of its directors. He holds a B.S.E.E. from Cornell University.
      Kenneth R. Wirt has served as Senior Vice President of Worldwide Marketing and Product Marketing since June 2004. From July 2003 to June 2004, he served as Senior Vice President and General Manager of the Handheld Business Unit. From February 2003 to July 2003, he served as Senior Vice President, Sales and Marketing. From February 2002 to February 2003, he served as Senior Vice President, Marketing and Product Management, and from July 2001 to February 2002, Mr. Wirt served as Senior Vice President, Marketing. Prior to joining Palm, Mr. Wirt was the founder of and, from February 1999 to December 2000, the Chief Executive Officer of Riffage.com, Inc., a music media company. Mr. Wirt holds a B.A. from the University of Michigan and an M.B.A. from Stanford University.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Executive Compensation
      The following table sets forth information concerning the compensation paid by Palm to (i) the current Chief Executive Officer and the former Chief Executive Officer of Palm and (ii) the four other most highly compensated individuals (based on salary and bonus during fiscal year 2005) who were serving as executive officers of Palm at the end of fiscal year 2005. We refer to such individuals collectively as the named executive officers in this proxy statement.
Summary Compensation Table

					Long-Term
					Compensation Awards
		Annual
		Compensation			Restricted		Securities
					Stock		Underlying	All Other
	Fiscal	Salary	Bonus		Award(s)		Options	Compensation
Name and Principal Position	Year	($)	($)(1)		($)(2)		(#)	($)(3)

Edward T. Colligan	2005	474,583	292,963	(8)	152,995	(9)	215,000	6,780
President and Chief Executive Officer and	2004	145,833	59,500	(10)	349,980	(11)	425,101	5,325
Director(4)	2003	—	—		—		—	—
Celeste S. Baranski	2005	332,083	92,391		—		80,000	6,841
Senior Vice President,	2004	110,417	6,625		60,145	(12)	141,525	3,176
Engineering(5)	2003	—	—		—		—	—
Mary E. Doyle	2005	296,250	104,509		—		20,000	1,435
Senior Vice President, General Counsel and	2004	285,000	96,339		—		43,010	1,435
Secretary(6)	2003	32,385	—		9,729	(13)	—	119
C. John Hartnett	2005	230,833	151,955	(14)	263,890	(15)	34,000	3,421
Senior Vice President, Americas Sales and	2004	87,500	42,658	(16)	—		90,244	2,982
Customer Services(7)	2003	—	—		—		—	—
Kenneth R. Wirt	2005	358,750	146,638	(17)	931,725	(18)	10,000	6,215
Senior Vice President, Worldwide Marketing	2004	326,250	272,451	(19)	—		78,852	8,562
and Product Marketing	2003	300,000	21,000		48,450	(20)	55,555	5,005
Former Director and Officer:
R. Todd Bradley	2005	725,683	526,765		—		150,000	1,584,929
Former Chief Executive Officer and	2004	653,333	874,033		514,433	(21)	215,052	123,276
Former Director	2003	596,250	86,800		97,000	(22)	72,500	128,418

(1)	A portion of the bonus earned during a fiscal year may be based in part on performance during the prior fiscal year.
(2)	Based on the closing sale price of Palm’s common stock as reported on the Nasdaq National Market on June 3, 2005 of $27.50 per share, the dollar value of 85,311 shares of restricted stock outstanding as of June 3, 2005 was $2,345,869, of which 52,584 shares were subject to a right of repurchase by Palm. The restricted stock reported in this column is our common stock and, to the extent we pay dividends on our common stock, those dividends will also be paid on shares of restricted stock.
(3)	All other compensation generally includes payment of travel/housing/car, or relocation, expenses, 401(k) matching payments, financial planning costs, group term life insurance premiums and separation payments. With respect to Mr. Colligan: in fiscal year 2005, all other compensation represents $6,000 in 401(k) matching payments and $780 in group term life insurance premiums; in fiscal year 2004, all other compensation includes $5,000 in 401(k) matching payments and $325 in group term life insurance premiums. With respect to Ms. Baranski: in fiscal year 2005, all other compensation includes $5,977 in 401(k) matching payments and $864 in group term life insurance premiums; in fiscal year 2004, all other compensation includes $2,815 in 401(k) matching payments and $360 in group term life insurance premiums. With respect to Ms. Doyle: in fiscal year 2005, all other compensation represents $1,435 in group term life insurance premiums; in fiscal year 2004, all other compensation represents $1,435 in group term life insurance premiums; in fiscal year 2003, all other compensation represents $119 in group term life insurance premiums. With respect to Mr. Hartnett: in fiscal year 2005, all other compensation includes $2,833 in 401(k) matching payments and $588 in group term life insurance premiums; in fiscal year 2004, all other compensation includes $2,737 in 401(k) matching payments and $245 in group term life insurance premiums. With respect to Mr. Wirt: in fiscal year 2005, all other compensation includes $3,925 in 401(k) matching payments and $2,291 in group term life insurance premiums; in fiscal year 2004, all other compensation includes $6,575 in 401(k) matching payments, and $1,987 in group term life insurance premiums; in fiscal year 2003, all other compensation includes $3,625 in 401(k) matching payments and $1,380 in group term life insurance premiums. With respect to Mr. Bradley: in fiscal year 2005, all other compensation includes $104,339 in relocation allowance, $6,150 in 401(k) matching payments, $32,154 in financial planning expenses, $2,286 in group term life insurance premiums and $1,440,000 in separation payments; in fiscal year 2004, all other compensation includes $104,339 in relocation allowance, $5,000 in 401(k) matching payments, $11,935 in financial planning expenses and $2,002 in group term life insurance premiums; in fiscal year 2003, all other compensation includes $111,468 in relocation allowance, $5,000 in 401(k) matching payments, $10,500 in financial planning expenses and $1,450 in group term life insurance premiums.
(4)	Mr. Colligan joined Palm, Inc. as Senior Vice President and General Manager of the Wireless Business Unit in October 2003 upon the merger of Palm, Inc. and Handspring, Inc. and currently serves as President, Chief Executive Officer and a director.
(5)	Ms. Baranski joined Palm, Inc. as Vice President, Engineering in October 2003 upon the merger of Palm, Inc. and Handspring, Inc. and currently serves as Senior Vice President, Engineering.
(6)	Ms. Doyle joined Palm, Inc. in April 2003 as Senior Vice President and General Counsel and was appointed Secretary in October 2003.
(7)	Mr. Hartnett joined Palm, Inc. as Vice President, eCommerce and Accessories in October 2003 upon the merger of Palm, Inc. and Handspring, Inc. and currently serves as Senior Vice President, Americas Sales and Customer Services.
(8)	Represents bonuses of $270,733 and commissions in the amount of $22,230 paid in fiscal year 2005.
(9)	Represents the dollar value of 5,000 shares of restricted stock granted to Mr. Colligan based upon the closing price of $30.60 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. The shares vest in equal annual increments over a four-year period.

(10)	Represents a bonus of $6,562 and commissions in the amount of $52,938 paid in fiscal year 2004.
(11)	Represents the dollar value of 20,000 shares of restricted stock granted to Mr. Colligan based upon the closing price of $17.50 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. The shares vest in equal annual increments over a two-year period.
(12)	Represents the dollar value of 5,000 shares of restricted stock granted to Ms. Baranski based upon the closing price of $12.03 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. The shares vest in equal annual increments over a two-year period.
(13)	Represents the dollar value of 1,000 shares of restricted stock granted to Ms. Doyle based upon the closing price of $9.73 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. The shares vest in equal annual increments over a two-year period.
(14)	Represents bonuses of $54,332 and commissions in the amount of $97,623 paid in fiscal year 2005.
(15)	Represents the dollar value of 10,000 shares of restricted stock granted to Mr. Hartnett based upon the closing price of $26.39 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. The shares vest in equal annual increments over a four-year period.
(16)	Represents a bonus of $3,938 and commissions in the amount of $42,658 paid in fiscal year 2004.
(17)	Represents bonuses of $113,151 and commissions in the amount of $33,487 paid in fiscal year 2005.
(18)	Represents the dollar value of 25,000 shares of restricted stock granted to Mr. Wirt based upon the closing price of $37.27 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. The shares vest in equal annual increments over a two-year period.
(19)	Represents bonuses of $184,687 and commissions in the amount of $87,764 paid in fiscal year 2004.
(20)	Represents the dollar value of 2,500 shares of restricted stock granted to Mr. Wirt based upon the closing price of $19.40 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. The shares vest in equal annual increments over a three-year period.

(21)	Represents the dollar value of 3,333 and 26,667 shares of restricted stock granted to Mr. Bradley based upon the closing prices of $25.06 and $16.16 per share of Palm’s common stock on the dates of grant, respectively, less the purchase price paid for the stock. Pursuant to Mr. Bradley’s separation agreement, all of the shares are fully vested.
(22)	Represents the dollar value of 5,000 shares of restricted stock granted to Mr. Bradley based upon the closing price of $19.40 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. Pursuant to Mr. Bradley’s separation agreement, all of the shares are fully vested.

Grants of Stock Options
      The following table provides information concerning grants of options to purchase shares of Palm’s common stock made during fiscal year 2005 to the named executive officers:
Option Grants in Fiscal Year 2005

	Individual Grants
					Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation
	Options	Employees in	Price Per		for Option Term(4)
	Granted	Fiscal Year	Share	Expiration
Name	(#)(1)	2005(2)	($/sh)(3)	Date	5%($)		10%($)

Edward T. Colligan	215,000	5.34	30.60	10/08/14	4,137,498		10,485,232
Celeste S. Baranski	80,000	1.99	30.60	10/08/14	1,539,534		3,901,482
Mary E. Doyle	20,000	0.50	30.60	10/08/14	384,884		975,370
C. John Hartnett	20,000	0.50	30.60	10/08/14	384,884		975,370
	14,000	0.35	26.39	02/01/15	232,351		588,824
Kenneth R. Wirt	10,000	0.25	30.60	10/08/14	192,442		487,685
Former Director and Officer:
R. Todd Bradley	150,000	3.72	30.60	10/08/14	2,886,626	(5)	7,315,278	(5)

(1)	All of the options in this table are subject to the terms of Palm’s 1999 Stock Plan, as amended. All options are exercisable only as they vest.
(2)	Based on a total of options to purchase 4,027,308 shares granted to all Palm employees in fiscal year 2005.
(3)	All options were granted at an exercise price equal to the fair market value of Palm’s common stock on the date of grant.
(4)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent Palm’s estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of Palm’s common stock, overall market conditions and the option holders’ continued employment through the vesting period.
(5)	Mr. Bradley ceased providing services to Palm as of June 3, 2005, at which time his unvested options terminated. His vested options will terminate unless exercised on or prior to September 3, 2005.

Exercises of Stock Options
      The following table provides information concerning option exercises during fiscal year 2005 and the exercisable and unexercisable options held by the named executive officers as of the end of fiscal year 2005:
Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options at June 3, 2005(#)		at June 3, 2005($)(1)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward T. Colligan	—	—	419,953	200,148	10,283,141	288,729
Celeste S. Baranski	37,500	978,605	92,041	91,984	1,413,581	255,403
Mary E. Doyle	28,673	644,464	30,394	61,290	505,453	840,916
C. John Hartnett	41,301	513,548	29,375	53,568	316,726	269,649
Kenneth R. Wirt	64,496	1,260,894	44,365	44,883	369,539	582,361
Former Director and Officer:
R. Todd Bradley	213,857	3,510,322	316,706	—	1,631,363	—

(1)	Based on a fair market value of $27.50 per share as of June 3, 2005, the closing sale price per share of Palm’s common stock on that date as reported on the Nasdaq National Market.
Employment, Severance and Change of Control Agreements
      Palm has entered into management retention agreements with the following named executive officers: Edward T. Colligan, Celeste S. Baranski, Mary E. Doyle, C. John Hartnett and Kenneth R. Wirt. Under Mr. Colligan’s, Ms. Baranski’s, Ms. Doyle’s, Mr. Hartnett’s and Mr. Wirt’s management retention agreements, his or her outstanding stock options and restricted stock become fully vested if, within 12 months following a change of control (as defined in the management retention agreement), his or her employment is terminated involuntarily by Palm or a successor entity other than for cause (as defined in the management retention agreement), death or disability or is terminated voluntarily by him or her for good reason (as defined in the management retention agreement). Further, the management retention agreements with all of the named executive officers listed above provide that each such officer is entitled to additional severance benefits if, within 12 months following a change of control (as defined in the management retention agreements), the employee’s employment is terminated involuntarily by Palm or a successor entity other than for cause (as defined in the management retention agreements), death or disability or is terminated voluntarily by the employee for good reason (as defined in the management retention agreements) and the employee enters into a mutual release of claims with Palm or a successor entity. These severance benefits include a severance payment equal to such employee’s annual salary and target bonus, continued company-paid coverage of certain employee benefits for a maximum of two years following his or her termination, pro-rated bonus payment and a tax equalization payment to eliminate the effects of any applicable “golden parachute” excise tax.
      In addition, Palm has entered into severance agreements with Edward T. Colligan, Celeste S. Baranski, Mary E. Doyle, C. John Hartnett and Kenneth R. Wirt. Pursuant to the severance agreements, each of these employees is entitled to severance benefits if the employee’s employment is terminated involuntarily by Palm other than for cause (as defined in the severance agreements), death or disability (as defined in the severance agreements) or voluntarily by the employee for good reason (as defined in the severance agreements) and the employee enters into a mutual release with Palm, complies with all of the terms of the severance agreement, including the non-solicitation of employees, and does not qualify for payments and benefits under his or her management retention agreement. The severance benefits include a lump-sum payment equal to 100% of annual base salary, one year of accelerated vesting of stock options (excluding any shares that would vest solely or have their vesting accelerate upon the achievement of performance objectives), vesting of one-half of any shares of restricted stock (excluding any shares that vest solely or have their vesting accelerate upon the achievement of performance objectives) and certain employer paid health benefits for one year if the employee elects continuation coverage. Under the terms of the severance agreements, a termination event will not be deemed to have occurred where an individual is employed by a subsidiary of Palm and Palm distributes the securities of such subsidiary to Palm’s stockholders.
      In July 2001, Palm entered into an offer letter agreement with Kenneth R. Wirt, which provides for: a base annual salary of $275,000, bonus eligibility and a grant of an option to acquire 17,921 shares of Palm common stock (such number of shares is adjusted to give effect to the one-for-twenty reverse stock split of Palm common stock effective as of October 15, 2002 and the adjustment to outstanding options resulting from the spin-off of PalmSource, Inc. as of October 28, 2003) subject to four year vesting with 25% vesting after the first year and monthly vesting thereafter. In June 2003, Mr. Wirt became the Senior Vice President and General Manger of the Handheld Business Unit, his base annual salary was increased to $330,000 and he became eligible to receive sales incentive compensation. In June 2004, his base annual salary was increased to $360,000.
      In April 2003, Palm entered into an offer letter agreement with Mary E. Doyle, which provides for: a base annual salary of $285,000, bonus eligibility and a grant of an option to acquire 57,347 shares of Palm common stock (such number of shares is adjusted to give effect to the adjustment to outstanding options resulting from the spin-off of PalmSource, Inc. as of October 28, 2003) subject to four year vesting, with 25% vesting after the first year and monthly vesting thereafter. In addition, the offer letter provides for the grant of 1,000 shares of restricted stock, subject to a two year vesting schedule in equal annual installments. In September 2004, her base annual salary increased to $300,000.
      In June 2003, in anticipation of Palm’s acquisition of Handspring, Inc., Palm entered into an offer letter agreement with Edward T. Colligan, effective as of October 2003, which provides for: a base annual salary of $350,000, bonus eligibility, sales incentive compensation eligibility and a grant of 20,000 shares of restricted stock, subject to a two year vesting schedule in equal annual installments. In May 2005, Mr. Colligan was promoted to Chief Executive Officer, and, effective in June 2005, his annual base salary was increased to $550,000 and his compensation was adjusted to provide for an enhanced bonus potential.
      In May 2003, in anticipation of Palm’s acquisition of Handspring, Inc., Palm entered into an offer letter agreement with Celeste S. Baranski, effective as of October 2003, which provides for: a base annual salary of $265,000, bonus eligibility and a grant of an option to acquire 45,000 shares of Palm common stock, subject to three year vesting, with 33% vesting after the first year and monthly vesting thereafter. In June 2004, Ms. Baranski was promoted to Senior Vice President, her base annual salary was increased to $335,000 and her compensation was adjusted to provide for an enhanced bonus potential.
      In May 2003, in anticipation of Palm’s acquisition of Handspring, Inc., Palm entered into an offer letter agreement with C. John Hartnett, effective as of October 2003, which provides for: a base annual salary of $210,000, bonus eligibility and a grant of an option to acquire 45,000 shares of Palm common stock, subject to three year vesting, with 33% vesting after the first year and monthly vesting thereafter. In March 2005, Mr. Hartnett was promoted to Senior Vice President, his base annual salary was increased to $260,000 and his compensation was adjusted to provide for a reduced bonus potential and an enhanced sales incentive compensation potential.
      In January 2005, Palm entered into a separation agreement with R. Todd Bradley. Pursuant to the agreement, Mr. Bradley agreed to remain with Palm as the Chief Executive Officer through the end of the third quarter of fiscal year 2005 and as an employee advisor through the end of fiscal year 2005, continued to receive his then current salary, was eligible for his second half of fiscal year 2005 bonus, received separation payments of $1,440,000 and agreed to non-competition and non-solicitation provisions. In addition, as of June 2005, the vesting accelerated on all of Mr. Bradley’s unvested shares of Palm restricted stock and a portion of his unvested options to acquire shares of Palm common stock.

      In July 2005, Palm entered into a retention agreement with Celeste S. Baranski. Pursuant to the agreement, Ms. Baranski agrees to remain at Palm through a date determined in accordance with the agreement and is entitled to receive a bonus equal to six months of her current annual base salary following that date, and, if she leaves Palm within six months following that date, in place of any other benefits to which she might be entitled, she will receive a payment equal to one year of her current annual base salary, accelerated vesting of all unvested stock options and shares of restricted stock and certain employer paid health benefits for one year if she elects continuation coverage.
      Palm’s 1999 Stock Plan, as amended (the “1999 Stock Plan”), provides that in the event of Palm’s merger with or into another corporation or the sale of substantially all of Palm’s assets, the successor corporation may assume or substitute an equivalent award for each outstanding option or stock purchase right. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control (as defined in the 1999 Stock Plan), then the vesting and exercisability of 50% of the then unvested shares of common stock of Palm subject to his or her option or stock purchase right will accelerate. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a merger or sale of assets, the administrator of the 1999 Stock Plan will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.
      Under Palm’s 1999 Employee Stock Purchase Plan, as amended, in the event of Palm’s merger with or into another corporation or the sale of all or substantially all of Palm’s assets, the successor corporation may assume or substitute an equivalent option for each outstanding option. If the successor corporation does not assume or substitute for the outstanding options, the purchase periods and offering periods then in progress will be shortened by setting a new exercise date, which will be before the merger or sale of assets.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with 3Com Corporation
      Subsequent to the date of separation of Palm from 3Com, Palm paid 3Com for certain leased facilities through the first quarter of fiscal year 2004 and for transitional services required while Palm established its independent infrastructure, with transitional services being completed in the third quarter of fiscal year 2002. Palm’s Chairman of the Board, Eric Benhamou, is also the Chairman of the Board of 3Com.

Transactions with PalmSource
      In December 2001, Palm entered into a software license agreement with PalmSource, Inc. which was amended and restated in May 2005. The agreement includes a minimum annual royalty and license commitment of $41.0 million, $42.5 million, $35.0 million, $20.0 million and $10.0 million for the contract years ending December 3, 2005, December 3, 2006, December 3, 2007, December 3, 2008 and December 3, 2009, respectively. Under the software license and source code agreement, Palm incurred expenses of $46.9 million, $39.5 million and $38.9 million during the fiscal years 2005, 2004 and 2003, respectively. As of the end of the fiscal years 2005 and 2004, Palm had a payable to PalmSource of $11.1 million and $10.0 million, respectively, under the software license agreement. Palm’s Chairman of the Board, Eric Benhamou, was also the Chairman of the Board of PalmSource through October 2004.
      In May 2005, Palm acquired PalmSource’s 55 percent share of Palm Trademark Holding Company LLC, which owns the Palm trademark. Palm Trademark Holding Company had been co-owned by the two companies since the October 2003 spin-off of PalmSource from Palm. Palm agreed to pay PalmSource $30 million in installments over 3.5 years for its interest in Palm Trademark Holding Company and has granted PalmSource certain rights to Palm trademarks for PalmSource and its licensees for a four-year transition period.

Other Transactions and Relationships
      Palm recorded revenues of $7.1 million and $15.8 million during the fiscal years 2005 and 2004, respectively, from certain subsidiaries of the France Telecom Group. Jean-Jacques Damlamian, a current member of Palm’s Board of Directors, is the former Senior Vice President, Group Technology and Innovation at France Telecom and is currently a Special Advisor to the Chief Executive Officer of France Telecom. In addition, Palm recorded expenses of approximately $1.0 million and $0.1 million during the fiscal years 2005 and 2004, respectively, primarily for marketing development and mobile telephone services received from subsidiaries of France Telecom Group.
      Palm recorded revenues of $28.9 million and $5.3 million during the fiscal years 2005 and 2004, respectively, from T-Mobile USA, Inc. Susan Swenson, a member of Palm’s Board of Directors and the chairperson of Palm’s Audit Committee until her resignation in June 2005, became the Chief Operating Officer of T-Mobile USA, Inc. in February 2004.
      Palm has a $30.0 million line of credit from Silicon Valley Bank, under an agreement dating from August 28, 2003, as amended, against which Palm had $9.2 million in letters of credit issued as of the end of fiscal year 2005 to cover leases and other arrangements. Eric Benhamou, Chairman of Palm’s board of directors, became a member of Silicon Valley Bank’s board of directors during the third quarter of Palm’s fiscal year 2005.

      Palm has related party relationships with the following entities with which Palm engages in only nominal amounts of business transactions:
      Palm paid fees to RealNetworks in connection with bundling of products, web site referrals and engineering assistance during fiscal year 2005. Eric Benhamou, Chairman of Palm’s board of directors, is also a member of RealNetworks’ board of directors.
      Palm is involved in a co-promotional sales and marketing relationship with Good Technology. Good Technology is a value-added reseller of Palm products. John Doerr, a current member of Palm’s board of directors, serves as a member of Good Technology’s board of directors and is a partner at Kleiner Perkins Caufield & Byers, which owns more than 10% of the Good Technology stock. Bruce Dunlevie, a current member of Palm’s board of directors, also serves as a member of Good Technology’s board of directors and is a partner at Benchmark Capital, which owns more than 5% of the Good Technology stock.
      Palm purchased software licenses and services from Kontiki, Inc. during fiscal years 2005 and 2004. Michael Homer, a current member of Palm’s board of directors, is the Chairman of Kontiki, Inc. Bruce Dunlevie, a current member of Palm’s board of directors, is a partner at Benchmark Capital, which owns more than 10% of the Kontiki stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee of the board of directors has:

•	reviewed and discussed the audited financial statements with Palm’s management;

•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented; and

•	discussed with the independent auditors the independent auditors’ independence.
      Based on such review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in Palm’s Annual Report on Form 10-K for fiscal year 2005.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

D. Scott Mercer
Gordon A. Campbell
Bruce W. Dunlevie

AUDIT AND RELATED FEES
      In September 2002, the Audit Committee of Palm’s board of directors adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Deloitte & Touche LLP. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to an aggregate dollar limit. All such audit, audit-related, tax and non-audit services provided to Palm by Deloitte & Touche, LLP since September 2002 have been pre-approved by the Audit Committee in accordance with its policies and procedures.
      The following table sets forth the audit and related fees for services provided to Palm by Deloitte & Touche LLP for fiscal years 2004 and 2005, respectively.

	Fiscal Year 2004	Fiscal Year 2005

Audit Fees	$1,285,000	$2,081,000
Audit-Related Fees	123,000	0
Tax Fees	101,000	70,000
All Other Fees	—	0

Total	$1,509,000	$2,151,000

Audit Fees
      Audit fees include fees billed to Palm by Deloitte & Touche LLP for the audit of Palm’s annual financial statements, for the review of the financial statements included in Palm’s quarterly reports on Form 10-Q, for statutory audits of Palm’s foreign subsidiaries, for assistance with the review of various Securities and Exchange Commission filings and for audit of Palm’s internal control over financial reporting.
Audit-Related Fees
      There were no audit-related fees billed to Palm by Deloitte & Touche LLP in fiscal year 2005.
Tax Fees
      Tax fees include fees billed to Palm by Deloitte & Touche LLP for tax planning and advice and tax return preparation services.
All Other Fees
      There were no other fees billed to Palm by Deloitte & Touche LLP in fiscal year 2005.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
Summary of Compensation Practices for Executive Officers
      Palm designs its compensation program to attract, retain, motivate and reward highly qualified executive officers who are likely to contribute to the long-term success of Palm. Palm’s compensation program for all employees includes both cash- and equity-based elements. The Compensation Committee believes that it is important to align compensation with Palm’s business objectives and performance and to align incentives for both employees and executive officers with the interests of stockholders in maximizing stockholder value. As a result, Palm emphasizes performance-based compensation in the design of its compensation programs.
      Palm strives to make its compensation programs competitive with the marketplace. Palm’s executive compensation practices reflect the competition for executive talent and the unique challenges and opportunities facing Palm in the mobile computing market. The Compensation Committee conducts annual reviews of Palm’s compensation practices by comparing them to those of peer companies in the high technology community. The Compensation Committee sets objective compensation standards based on these reviews.
Cash Compensation
      Salary. The Compensation Committee offers salaries to its executive officers that are competitive with salaries offered by companies of similar size, complexity and market valuation or capitalization in the high technology community, particularly in the Silicon Valley. Palm sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a broad peer group that compete with Palm in the recruitment and retention of senior personnel. With respect to determining salary and other aspects of executive compensation for fiscal year 2005, Palm used the Radford Executive Compensation survey, including information from more than one hundred public companies in various high technology industries with revenue in a range comparable to Palm’s revenue as well as select groups of (i) competitors based on Palm’s size, organizational and growth profile and consumer product orientation and (ii) computer peripheral, networking and software companies within the Company’s revenue range.
      Cash Bonus. In June 2004, the Compensation Committee approved a cash bonus plan for all employees of the Company, including executive officers. The bonus plan provided for semi-annual bonus payments based on the Company’s quarterly revenue and operating income, performance measured against individual bonus objectives and bonus targets as a percentage of base salary. Pursuant to the bonus plan and based on Palm’s financial performance, bonuses were paid to the executive officers following the second and fourth quarters of fiscal year 2005.
      In July 2005, the Compensation Committee approved the fiscal year 2006 bonus plan. This plan provides that cash bonuses will be paid semi-annually to executive officers and other employees based on the achievement of certain revenue, profitability and individual performance objectives. The target bonuses for executive officers for fiscal year 2006 range from 15% to 100% of base salary. Payments to executive officers under the plan may be more or less than a target bonus as a function of Palm’s results or individual performance.
Equity-Based Compensation
      Palm grants initial or “new-hire” options to executive officers when they first join Palm. In addition, Palm may grant restricted stock, stock appreciation rights, performance shares and performance units to some of its executive officers when they first join Palm. Thereafter, Palm may grant options, restricted stock, stock appreciation rights, performance shares and performance units to each executive officer, including the Chief Executive Officer, based on performance. To date, Palm has granted only options and restricted stock to its executive officers. To enhance retention, options, restricted stock and other securities granted to executive officers are subject to vesting restrictions that generally lapse over two to four years. Options granted by Palm at the then-current fair market value become valuable and exercisable only if the executive officer continues to serve Palm, and the price of Palm’s stock subsequently increases.
      The number of options, shares of restricted stock and other securities that Palm grants to a particular executive officer upon hire and throughout employment depends on the officer’s level of responsibility and a review of stock option and other security grants for comparable positions in a broad peer group of companies. With respect to determining equity compensation for executive officers for fiscal year 2005, Palm used the iQuantic/ Mellon High Technology Equity Practices survey for stock option compensation, including information from approximately one hundred public companies in various high technology industries with revenue in a range comparable to Palm’s revenue as well as a select group of competitors based on Palm’s size, organizational and growth profile and consumer product orientation.
      In designing executive compensation for fiscal year 2005, Palm retained outside consultants to provide data necessary to perform a comprehensive assessment of compensation for its Chief Executive Officer and other executive officers. The consultant rendered a report that surveyed competitors’ practices, assessed the mix of pay relative to competitive practices and evaluated the linkage between pay and performance. The Compensation Committee considered this information when making compensation decisions for the executive officers.
      The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, other than compensation that is “performance-based.” Palm’s performance-based bonus plan permits Palm to pay compensation that is performance-based and thus generally fully deductible by Palm. Since the targeted cash compensation of the majority of the named executive officers is below the $1 million threshold and Palm believes that any options and other securities granted under the 1999 Stock Plan, as amended, will meet the requirement of being performance-based under Section 162(m), the Compensation Committee concluded that Section 162(m) should not materially reduce the tax deductions available to Palm and that no changes to Palm’s compensation program were needed in this regard. However, the Compensation Committee may from time to time approve compensation that is not deductible under Section 162(m).
CEO Compensation
      During fiscal year 2005 and through the end of the third quarter of fiscal year 2005, Mr. Colligan served as the President of Palm. During the fourth quarter of fiscal year 2005, Mr. Colligan served as the President and interim Chief Executive Officer of Palm and, on May 13, 2005, he became the Chief Executive Officer of Palm. Mr. Colligan’s salary of $474,583 in fiscal year 2005 reflected his position, duties and responsibilities as President and interim Chief Executive Officer, but his compensation was not adjusted to reflect his appointment to the Chief Executive Officer position until fiscal year 2006. Palm awarded Mr. Colligan bonuses in July 2004 and December 2004 of $105,000 and $165,733, respectively, as part of the Palm performance-based bonus programs covering the fourth quarter of fiscal year 2004 and the first half of fiscal year 2005. These bonuses were based on a bonus target set as a percentage of Mr. Colligan’s salary and, for the fiscal year 2004 bonus, a time-based retention bonus and, for the fiscal year 2005 bonus, his consequent pro rata participation in the semi-annual bonus pool created by the Compensation Committee based on Palm’s operating results for the first half of fiscal year 2005. In addition, Mr. Colligan received commissions of $22,230 in fiscal year 2005 based on a target sales incentive payout and Palm’s revenue metrics for the fourth quarter of fiscal year 2004. Mr. Colligan’s option grant in October 2004 of the right to purchase 215,000 shares of Palm common stock and his restricted stock grant in October 2004 of 5,000 shares reflected his position, duties and responsibilities as well the Committee’s perceived retention value of his unvested stock and options.

      During fiscal year 2005 and through the end of the third quarter of fiscal year 2005, Mr. Bradley served as Chief Executive Officer of Palm. Mr. Bradley’s salary of $725,683 reflected his position, duties and responsibilities during the portion of the fiscal year that he served as Chief Executive Officer and his agreement to remain at the Company as an employee advisor through the end of fiscal year 2005 pursuant to a negotiated separation agreement. His compensation also included his relocation allowances for travel, housing and car, totaling $104,339, his allowance for financial planning services, which totaled $32,154, and a separation payment of $1,440,000. Palm awarded Mr. Bradley bonuses in July 2004 and December 2004 of $165,000 and $361,765, respectively, as part of the Palm performance-based bonus programs covering the fourth quarter of fiscal year 2004 and the first half of fiscal year 2005. These bonuses were based on a bonus target set as a percentage of Mr. Bradley’s salary and his consequent pro rata participation in the quarterly and semi-annual bonus pools created by the Compensation Committee based on Palm’s operating results for the fourth quarter of fiscal year 2004 and the first half of fiscal year 2005. Mr. Bradley’s option grant in October 2004 of the right to purchase 150,000 shares of Palm common stock reflected his position, duties and responsibilities as well as the Committee’s perceived retention value of his unvested stock and options. Acceleration of the vesting of all of Mr. Bradley’s unvested shares of Palm restricted stock and a portion of his unvested options to acquire shares of Palm common stock was part of his negotiated separation agreement.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Gordon A. Campbell
Eric A. Benhamou
Bruce W. Dunlevie

COMPARISON OF STOCKHOLDER RETURN
      Set forth below is a line graph comparing the cumulative total return on Palm’s common stock (as adjusted for the 1-for-20 reverse stock split of Palm’s common stock effective as of October 15, 2002 and the spin-off of PalmSource, Inc. effective as of October 28, 2003) with the cumulative total return of the S&P 500 Index and the S&P 500 Information Technology Index for the period commencing on June 2, 2000 and ending on June 3, 2005.

ASSUMES $100 INVESTED ON JUNE 2, 2000 IN PALM COMMON STOCK AND $100 INVESTED ON MAY 31, 2000 IN THE S&P 500 INDEX AND THE S&P 500 INFORMATION TECHNOLOGY INDEX—INCLUDING REINVESTMENT OF ANY DIVIDENDS

	Cumulative Total Return

	June 2,		June 1,		May 31,	May 30,	May 28,	June 3,
	2000(1)		2001		2002	2003	2004	2005

Palm, Inc.	$100		$24		$7	$3	$7	$9
S&P 500 Index	$100	(2)	$90	(2)	$77	$71	$84	$90
S&P 500 Information Technology Index	$100	(2)	$53	(2)	$37	$35	$43	$43

(1)	The initial measurement point for the performance graph assumes a $100 investment in Palm’s common stock on June 2, 2000 and in the S&P 500 Index and S&P 500 Information Technology Index on May 31, 2000. In addition, the cumulative total returns assume the reinvestment of any dividends.
(2)	Historically, the cumulative total return information for the S&P 500 Index and the S&P 500 Information Technology Index was only available at the end of each month, and, therefore, no data points were available for June 2, 2000 or June 1, 2001. Accordingly, the data points on the graph for the S&P 500 Index and the S&P 500 Information Technology Index on June 2, 2000 and June 1, 2001 reflect the cumulative total returns as of May 31, 2000 and May 31, 2001, respectively.

EQUITY COMPENSATION PLANS
Securities Authorized for Issuance under Equity Compensation Plans
      The following table summarizes Palm’s equity compensation plans as of June 3, 2005:

Equity Compensation Plan Information

Number of securities
remaining available for
	Number of securities		Weighted average	future issuance under
	to be issued upon exercise		exercise price of	equity compensation plans
	of outstanding options,		outstanding options,	(excluding securities
	warrants and rights		warrants and rights	reflected in column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	6,277,706	(1)	$25.81	5,321,150	(2)(3)
Equity compensation plans not approved by security holders	—		—	—

Total	6,277,706		$25.81	5,321,150

(1)	This number of shares does not include outstanding options to purchase 974,036 shares of Palm common stock assumed through various mergers and acquisitions. At June 3, 2005 these assumed options had a weighted average exercise price of $9.89 per share. Except for shares of Palm common stock underlying the options outstanding under the plans assumed through such mergers and acquisitions, there are no shares of Palm common stock reserved under these plans, including shares for new grants. In the event that any such assumed option is not exercised, no further option to purchase shares of Palm common stock will be issued in place of such unexercised option. However, Palm does have the authority, if necessary, to reserve additional shares of Palm common stock under these plans to the extent such shares are necessary to effect an adjustment to maintain option value, including intrinsic value, of the outstanding options under these plans in specific circumstances; for example, the PalmSource, Inc. spin-off.
(2)	This number of shares includes 2,783,773 shares of Palm common stock reserved for future issuance under our 1999 Employee Stock Purchase Plan, as amended (the “1999 ESPP”), 2,015,614 shares of Palm common stock reserved for future issuance under the 1999 Stock Plan, as amended (the “1999 Stock Plan”), and 521,763 shares of Palm common stock reserved for future issuance under the 2001 Director Plan.
(3)	The 1999 Stock Plan also provides for annual increases on the first day of each fiscal year in the number of shares available for issuance under the 1999 Stock Plan equal to 5% of the outstanding shares of Palm common stock on such date, or a lesser amount as may be determined by the Palm board of directors. In addition, the 1999 ESPP provides for annual increases on the first day of each fiscal year in the number of shares available for issuance under the 1999 ESPP equal to the lesser of 2% of the outstanding shares of Palm common stock on such date, 739,791 shares or the amount determined by the Palm board of directors.

DELIVERY OF DOCUMENTS TO PALM STOCKHOLDERS SHARING AN ADDRESS
      Certain Palm stockholders who share an address are being delivered only one copy of this proxy statement and Palm’s 2005 annual report unless Palm or one of its mailing agents has received contrary instructions.
      Upon the written or oral request of a Palm stockholder at a shared address to which a single copy of this proxy statement and 2005 annual report were delivered, Palm will promptly deliver a separate copy of such documents to the requesting Palm stockholder. Written requests should be made to Palm, Inc., Attention: Investor Relations, 950 W. Maude Avenue, Sunnyvale, California 94085 and oral requests may be made by calling Investor Relations of Palm at (408) 617-7300. In addition, Palm stockholders who wish to receive a separate copy of Palm’s proxy statements and annual reports in the future should notify Palm either in writing addressed to the foregoing address or by calling the foregoing telephone number.
      Palm stockholders sharing an address who are receiving multiple copies of Palm’s proxy statements and annual reports may request delivery of a single copy of such documents by writing Palm at the address above or calling Palm at the telephone number above.
STOCKHOLDER PROPOSALS TO BE PRESENTED AT
THE NEXT PALM ANNUAL MEETING
      Proposals of Palm stockholders that are intended for inclusion in Palm’s proxy statement relating to the 2006 annual meeting of the stockholders of Palm must be received by Palm at its offices at 950 W. Maude Avenue, Sunnyvale, California 94085, Attn: Corporate Secretary not later than April 17, 2006 and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in Palm’s proxy statement for that meeting. Stockholder proposals that are not intended to be included in Palm’s proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “Transaction of Other Business at the Palm Annual Meeting.”
TRANSACTION OF OTHER BUSINESS AT THE PALM ANNUAL MEETING
      At the date of this proxy statement, the only business that the board of directors of Palm intends to present or has received notice that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.
      Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under Palm’s bylaws, as amended, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, Palm not later than 90 days prior to the annual meeting of stockholders (under the assumption that each succeeding annual meeting of stockholders will occur no more than 30 days before or after the anniversary date of the most recent annual meeting of stockholders). In the case of the 2006 annual meeting of stockholders, notice must be delivered to, or mailed and received by Palm by July 1, 2006. Any notice of a stockholder proposal received by Palm after such date will be considered untimely. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting; (b) the name and address, as they appear on Palm’s books, of the stockholder proposing such business; (c) the class and number of shares of Palm that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.
VOTING BY INTERNET OR TELEPHONE
      For shares of common stock that are registered in the name of the stockholder directly with EquiServe Trust Company, N.A., you may vote in person, by returning the enclosed proxy card or by Internet or telephone. Specific instructions to be followed by any registered stockholder interested in voting by Internet or telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that stockholders’ instructions have been properly recorded.
      For shares of common stock that are beneficially owned by a stockholder and held in “street name” through a bank or brokerage (if such stockholder’s shares are registered in the name of a bank or brokerage), the stockholder may be eligible to vote such shares electronically by Internet or telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program, which provides eligible stockholders who receive a paper copy of Palm’s proxy statement and annual report the opportunity to vote by Internet or telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form from the bank or brokerage will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.
      Stockholders voting via the Internet or telephone should understand that there may be costs associated with Internet or telephone access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Annex A
palmOne, Inc.
Charter of the Audit Committee
of the Board of Directors
(Amended and Restated Effective as of April 28, 2005)
Purpose
      The purpose of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) of palmOne, Inc. (the “Company”) shall be to: (a) oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company; (b) assist the Board of Directors in oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the registered public accounting firm’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls; (c) prepare the report that the rules of the Securities and Exchange Commission (“SEC”) require to be included in the Company’s proxy statement for the annual meeting of the Company’s stockholders; (d) provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom; and (e) provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors. In addition, the Audit Committee will undertake those specific responsibilities listed below and such other duties or responsibilities as the Board of Directors may from time to time prescribe.
Membership
      The Audit Committee shall be composed of at least three directors of the Company. The members of the Audit Committee will be appointed by the Nominating and Governance Committee of the Board of Directors and will serve at the discretion of the Board of Directors. All of the members must meet the qualification and other applicable requirements, including, without limitation, the rules of the SEC and the Nasdaq Stock Market, as such rules and applicable legal requirements may change from time to time. The members of the Audit Committee are to be independent as determined in accordance with applicable law, including the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations of the SEC promulgated thereunder, and the rules of the Nasdaq Stock Market, except as otherwise permitted by applicable law and the rules of the Nasdaq Stock Market. In addition, in accordance with the rules of the Nasdaq Stock Market, each member of the Audit Committee must be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement and cash flow statement), and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive officer or chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Audit Committee shall be an “audit committee financial expert” (as such term is defined by SEC rules).
Responsibilities
      The responsibilities of the Audit Committee shall include the following:

1.	Review the Company’s internal audit plan, the results of each internal audit, and review the appointment and replacement of the senior internal auditing executive.

2.	Review the registered public accounting firm’s proposed audit scope, approach and independence.

3.	Appoint, compensate, retain, oversee, determine the funding for, evaluate and, where appropriate, replace the registered public accounting firm (including attempting to resolve disagreements between management and the registered public accounting firm) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services and to comply with Section 301 of the Act and the rules and regulations promulgated by the SEC thereunder. Such registered public accounting firm shall report directly to the Audit Committee.

4.	Pre-approve all audit and permissible non-audit services provided to the Company by the registered public accounting firm (or subsequently approve and ratify non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the registered public accounting firm, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the registered public accounting firm.

5.	Review the results of each audit, including any qualifications of the registered public accounting firm’s opinion, any related management letter, any significant suggestions for improvements to management by the registered public accounting firm, management’s responses to recommendations made by the registered public accounting firm in connection with the audit, reports submitted to the Audit Committee by the internal auditing department that are material to the Company as a whole, and management’s responses to those reports.

6.	Review and evaluate the senior members of the registered public accounting firm’s team, in particular, the lead audit and reviewing partners.

7.	Establish a policy regarding the hiring of current or former employees of the registered public accounting firm.

8.	Review on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the registered public accounting firm to review the adequacy of such controls and to review, before release, the disclosure regarding internal control over financial reporting required under SEC rules to be contained in the Company’s periodic reports and the attestations or reports by the registered public accounting firm relating to such disclosure. Among other things, these controls must be designed to provide reasonable assurance that the Company’s publicly reported financial statements are presented fairly in conformity with generally accepted accounting principles.

9.	Consider major changes and other major questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the Company’s financial statements.

10.	Review the procedures employed by the Company in preparing published financial statements and related management commentaries.

11.	Oversee and review the Company’s risk assessment and risk management policies and major financial risk exposures.

12.	Obtain a formal written statement from the registered public accounting firm setting forth all relationships between the registered public accounting firm and the Company that, in the registered public accounting firm’s judgment, may reasonably be thought to bear on independence, consistent with Independence Standards Board Standard No. 1.

13.	Direct the registered public accounting firm to review, before filing with the SEC, the Company’s interim and annual financial statements included in Quarterly and Annual Reports on Form 10-Q and Form 10-K, using professional standards and procedures for conducting such reviews.

14.	Review any reports submitted by the registered public accounting firm, including the report relating to (i) all critical accounting policies and practices used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with manage-

ment, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm, and (iii) other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

15.	At least annually, obtain and review a report by the registered public accounting firm describing the registered public accounting firm’s internal quality control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out by the registered public accounting firm, and any steps taken to deal with any such issues.

16.	Generally discuss earnings press releases as well as financial information and earnings guidance, paying particular attention to the use of “pro forma” or “adjusted” non-GAAP financial information.

17.	Oversee compliance with SEC requirements for disclosure of the registered public accounting firm’s services and audit committee members, member qualifications and activities.

18.	Discuss with the registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented.

19.	Review and discuss with management and the registered public accounting firm the annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” prior to filing with the SEC the Company’s Annual Report on Form 10-K in which they are included.

20.	Review and discuss with management and the registered public accounting firm the quarterly unaudited financial statements and review the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” prior to filing with the SEC the Company’s Quarterly Reports on Form 10-Q in which they are included.

21.	Provide a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

22.	Serve as a channel of communication between the registered public accounting firm and the Board of Directors and between the senior internal auditing executives and the Board of Directors.

23.	Report to the Board of Directors on the Audit Committee’s review of the Company’s financial statements and any disagreements or significant disputes between management and the registered public accounting firm that arose in connection with the preparation of those financial statements.

24.	Review management’s oversight of the Company’s policies and procedures regarding compliance with law (including the Foreign Corrupt Practices Act) and with significant corporate policies (including the Company’s standards and codes of conduct) and make recommendations to the Board of Directors concerning these matters.

25.	Meet periodically with management to provide guidance concerning major capital expenditures, infrastructure investments, financial strategies and special projects and other significant financial matters.

26.	Review, approve and monitor the Company’s codes of ethics and similar codes of conduct.

27.	Review, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements.

28.	Oversee and review the Company’s policies regarding information technology and management information systems.

29.	If necessary, institute special investigations with full access to all books, records, facilities and personnel of the Company.

30.	Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

31.	Perform such other duties as may be requested by the Board of Directors.

32.	Review and approve all related party transactions for which audit committee approval is required by applicable law or the rules of the Nasdaq Stock Market.

33.	Actively engage in a dialogue with the registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accounting firm.

34.	Take appropriate action to oversee the independence of the registered public accounting firm.
Annual Review
      The Audit Committee shall annually review and assess the adequacy of its own charter (including the structure, processes and membership requirements of the Audit Committee) and recommend any proposed changes to the Board of Directors for approval. In addition, the Audit Committee shall annually review its own performance.
Meetings
      The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.
      The Audit Committee will meet separately, at least quarterly, with each of management, the internal auditors and the registered public accounting firm to review the financial affairs of the Company.
Outside Advisors
      The Audit Committee shall have the authority to engage independent counsel and other advisors, as it deems necessary to carry out its duties. The Company shall provide for the appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of: (i) compensation to any such counsel and other advisors engaged by the Audit Committee; (ii) compensation to the registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Minutes
      The Audit Committee will maintain written minutes of its meetings.
Reports
      In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Audit Committee’s charter.
Compensation
      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include, without limitation, retainers, per meeting fees and fees for service as Chair of the Audit Committee. Fees may be paid in such form of consideration as is determined by the Board of Directors.
      Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof or as Chairman of the Board of Directors or Chair of any committee of the Board of Directors.
Delegation of Authority
      The Audit Committee may form and delegate authority to subcommittees when appropriate. In addition, the Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors the authority to pre-approve any transaction for which such delegation is permissible under applicable law and the rules of the Nasdaq Stock Market, provided that such pre-approval decision is subsequently presented to the full Audit Committee at its scheduled meetings.

[PLMCM — PALM, INC.] [FILE NAME: ZPLM92.ELX] [VERSION — (1)] [07/28/05] [orig. 07/28/05] DETACH HERE ZPLM92 PROXY PALM, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Edward T. Colligan and Mary E. Doyle, and each of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Palm, Inc., to be held at 950 W. Maude Avenue, Sunnyvale, California 94085 on Thursday, September 29, 2005 at 8:00 a.m., local time, and at any postponement or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement enclosed with this proxy card and a copy of Palm’s annual report for the fiscal year ended June 3, 2005. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” ALL OF THE NOMINEES FOR CLASS III DIRECTORS SET FORTH ON THE REVERSE SIDE UNDER ITEM 1 AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS PALM’S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING JUNE 2, 2006 (ITEM 2). WHETHER OR NOT DIRECTION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE DISCRETION OF THE PROXYHOLDERS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH RESPECT TO THE SHARES OF STOCK REPRESENTED BY THIS PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED. SEE REVERSE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE SIDE

PALM, INC. C/O COMPUTERSHARE P.O. BOX 8694 EDISON, NJ 08818-8694 Your vote is important. Please vote immediately. Vote-by-Internet Vote-by-Telephone OR Log on to the Internet and go to Call toll-free http://www.eproxyvote.com/palm 1-877-PRX-VOTE (1-877-779-8683) If you vote over the Internet or by telephone, please do not mail your card. [PLMCM — PALM, INC.] [FILE NAME: ZPLM91.ELX] [VERSION — (1)] [07/28/05] [orig. 07/28/05] DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ZPLM91 #PLM Please mark X votes as in this example. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING: FOR AGAINST ABSTAIN 1. A proposal to elect three Class III directors to serve a three-year 2. A proposal to ratify the appointment of Deloitte term expiring in 2008. & Touche LLP as Palm’s independent public auditors for the fiscal year ending June 2, Nominees: (01) Eric A. Benhamou, (02) Edward T. Colligan 2006. and (03) D. Scott Mercer FOR WITHHELD ALL FROM ALL NOMINEES NOMINEES FOR all nominees except those written on the line above. MARK HERE IF YOU PLAN TO ATTEND THE MEETING MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please date and sign exactly as your name or names appear herein. For joint accounts, each owner should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity. Signature: Date: Signature: Date: